EXHIBIT 10.18
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                            ADVISORY BOARD AGREEMENT

     This ADVISORY BOARD AGREEMENT made as of this 1st day of April, 2001 by and between ESSTEC, INC., a Nevada corporation, having an office at 6033 West
Century Boulevard, Suite 500, Los Angeles, California 90045 (hereinafter referred to as "ESSTEC") and Mukhtar M. Hasan, an individual, with an address at PO Box 1676, Mutrah 114, Muscat, Oman (hereinafter referred to as "HASAN").

                              W I T N E S S E T H:

     WHEREAS,  ESSTEC  desires  to  retain  HASAN  for  its  advisory board; and

     WHEREAS, HASAN is willing to serve on the advisory board of ESSTEC upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

     1.  Retain  HASAN as Advisory Board Member.     ESSTEC hereby retains HASAN
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to  serve  on  its  advisory  board  until  removed  by the Board or until HASAN resigns.

     2.  Duties.    HASAN  shall  perform those functions generally performed by
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persons  of  such  title and position, shall attend all meetings of the Advisory
Board and shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Advisory Board, and shall be available to confer and consult with and advise the officers and directors of ESSTEC at such times that may be required by ESSTEC.

     3. Compensation:   HASAN shall receive nonrefundable compensation of 15,000
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stock  options  exercisable at $3.50 per share of the Restricted Common Stock of the Company upon completion of six months of duty hereunder. Additionally, for any funds raised thru the efforts of HASAN, he shall receive 10% of the funds raised as cash compensation. Additionally, for any business that is developed based on HASAN'S efforts, HASAN shall receive compensation based on the rate negotiated at a later date.

     4.  Expenses.    HASAN  shall submit to ESSTEC reasonably detailed receipts
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with  respect thereto which substantiate HASAN's expenses, including expenses to attend all advisory board meetings and ESSTEC shall reimburse HASAN for all reasonable documented expenses.

     5.  Secrecy.  At no time shall HASAN disclose to anyone any confidential or
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secret  information  (not  already  constituting  information  available  to the public) concerning: (a) internal affairs or proprietary business operations of ESSTEC or its affiliates; or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.


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     6.   Termination.
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     (a)   Termination  by  ESSTEC

     (i) ESSTEC may terminate this Agreement immediately for Cause. For purposes hereof, "Cause" shall mean: (a) the conviction of HASAN for the commission of a felony; and/or (b) the habitual abuse of alcohol or controlled substances.

     (ii) This agreement automatically shall terminate upon the death of HASAN, except that HASAN's estate shall be entitled to receive any amount accrued under
Section 3 for the period prior to HASAN's death and any other amount to which HASAN was entitled of the time at his death.

     7.  Arbitration.  Any  controversies between ESSTEC and HASAN involving the
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construction  or  application  of  any of the terms, provisions or conditions of this Agreement shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be borne by the losing party unless the arbitrator shall determine otherwise. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

     8.  Attorneys'  Fees  and  Costs.  If  any  action  at  law or in equity is
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necessary  to  enforce  or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

     9. Entire Agreement: Survival. This Agreement contains the entire agreement
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between  the  parties  with  respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between ESSTEC and HASAN. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the HASAN and the ESSTEC, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights. The provisions of this Agreement shall survive the termination of this Agreement.

     10.  Assignment.  This  Agreement  shall  not be assigned to other parties.
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     11.  Governing  Law.  This  Agreement  and  all  the amendments hereof, and
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waivers and consents with respect thereto shall be governed by the internal laws of the State of California, without regard to the conflicts of laws principles thereof.

     12.  Notices.  All notices, responses, demands or other communication under
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this  Agreement shall be in writing and shall be deemed to have been given when:
(a) delivered by hand; (b) sent by telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or (c) received by the addressee as sent by express


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     delivery  service  (receipt  requested)  in  each  case  to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:


 (i)  if  to  ESSTEC:
                         ESSTEC,  INC.
                         Attn:  Mr.  Abdul  L.  Saquib
                         6033  West  Century  Boulevard
                         Suite  500
                         Los  Angeles,  CA  90045

(ii)  if  to  HASAN:
                         MUKHTAR  M.  HASAN
                         PO  Box  1676,  Mutrah  114,  Muscat
                         Oman
                         Phone:  (968)  562166  Fax:  (968)  568647


     13.  Severability  of  Agreement. Should any part of this Agreement for any
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reason  be  declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

     14. Prior Agreements. Any prior agreements between the parties with respect
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to  this  same  subject  matter  is  null  and  void.

     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

ESSTEC,  INC.


/s/  Tariq  Khan
___________________________
By:     Tariq  Khan
Its:     President


/s/    MUKHTAR  M.  HASAN
_________________________________
     MUKHTAR  M.  HASAN






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